Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 17, 2021, with respect to the WarnerMedia Business, included in the prospectus of Magallanes, Inc., which is referred to and made a part of this Amendment No. 1 to the Registration Statement on Form S-1 and Form S-4 of Magallanes, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas

December 29, 2021